UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2013 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2013, Support.com, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing its results of operations for the third quarter of 2013.

The information contained in this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference to any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

The press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the press release including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, and compliance with credit agreement covenants are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Roop Lakkaraju joined the Company on October 30, 2013 as Executive Vice President, Chief Financial Officer and Chief Operating Officer.

    Mr. Lakkaraju, joins the Company from Quantros, Inc. where he has been Chief Financial Officer and Corporate Secretary since June 2011.  In that role, he was responsible for finance and accounting, legal, compliance, facilities and IT organizations.  From December 2007 to October 2010, Mr. Lakkaraju served 2Wire, Inc. as Executive Vice President and Chief Financial Officer.  Previously, Mr. Lakkaraju held senior finance roles with increasing responsibility at publicly traded Solectron Corporation from July 2002 to October 2007 where he served for a period of time as Senior Vice President and interim Chief Financial Officer.  Earlier in his career Mr. Lakkaraju was a CPA and worked with the accounting firms of PricewaterhouseCoopers LLP and Grant Thorton LLP. Mr. Lakkaraju graduated from San Jose State University earning a Bachelor of Science in Business Administration and Accounting in 1992.

    The Company and Mr. Lakkaraju entered into an employment offer letter dated as of October 22, 2013, with the following general terms in addition to customary provisions:

    Salary and Bonus:  Mr. Lakkaraju will receive an annualized base salary of $320,000. Mr. Lakkaraju will also be eligible for performance-based bonus compensation under our Executive Incentive Compensation Plan up to 46.875% of his annual salary (not including limited overachievement potential).

    Equity Award:  Our Compensation Committee has approved the grant to Mr. Lakkaraju under the Company’s 2010 Equity and Performance Incentive Plan (“2010 Plan”) of an option to purchase 195,000 shares of our common stock (the “option”), plus a grant of restricted stock units in the amount of 284,375 shares of our common stock, both effective on October 30, 2013.  The option will have an exercise price equal to the fair market value of the underlying stock on that date, and both grants will have four-year vesting schedules and other terms in accordance with the 2010 Plan and our standard policies for new hire grants for officers.

    Separation Benefits:  In the event that Mr. Lakkaraju’s employment is involuntarily terminated by resignation or in limited instances of constructive termination, he will be entitled to a lump sum payment equal to six months of his base salary plus 50% of his bonus target for that year.  In the event that Mr. Lakkaraju’s employment is involuntarily terminated within one year following a “change in control” of the Company as defined in the 2010 Plan, these grants will accelerate as to 100% of the then-unvested shares.

    The foregoing description of Mr. Lakkaraju’s employment offer letter does not purport to be complete, and is qualified in its entirety by the full text of the employment offer letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Offer Letter between Roop Lakkaraju and Company dated October 22, 2013

99.1 Press Release, dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2013

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	10.1 Employment Offer Letter between Roop Lakkaraju and Company dated October 22, 2013
99.1	Press Release, dated October 30, 2013